EXHIBIT 4.1

PALM, INC.

REGISTRATION RIGHTS AGREEMENT

          This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made effective as of December 18, 2001, by and among Palm, Inc., a Delaware corporation (the “Company”), and the holders of all of the outstanding capital stock of ThinAirApps, Inc., a Delaware corporation (“ThinAirApps”), who have or will become stockholders of the Company following the closing of the merger of ThinAirApps with and into the Company (each a “Holder” and collectively, the “Holders”).

RECITALS

          A.  The Company, ThinAirApps and certain other parties have entered into an Agreement and Plan of Reorganization dated as of December 11, 2001 (the “Merger Agreement”) pursuant to which the Holders will receive shares of the Company’s common stock in exchange for their shares of capital stock of ThinAirApps.

          B.  The Company is entering into this Agreement to provide liquidity to the Holders following the Holders’ acquisition of the shares of the Company’s common stock.

          C.  Certain capitalized terms not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Merger Agreement.

AGREEMENT

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.    Certain Definitions.    As used in this Agreement, the terms below shall have the following respective meanings:

          (a)  “Black-Out Period” means any period during which executive officers and directors of the Company are generally prohibited from engaging in trades in the Company’s securities pursuant to the Company’s internal trading policy, including but not limited to a Quarterly Blackout Period.

(b) “Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          (c)  “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

(d) “Indemnified Party” means each party entitled to indemnification under Section 8.

(e) “Indemnifying Party” means each party required to provide indemnification under Section 8.

          (f)  “Permitted Window” means the period during which the Holders are entitled to sell Registrable Securities pursuant to a registration statement under Section 5 of this Agreement. Except as otherwise set forth in this Agreement, a Permitted Window shall (i) commence immediately after the end of a Black-Out

Period, and shall (ii) terminate immediately prior to the commencement of a Black-Out Period, unless the Holders receive notice from the Company to the contrary in accordance with Section 5(b)(iii).

          (g)  “Quarterly Black-Out Period” means a Black-Out Period commencing on the 15th day prior to the end of the last day of each of the Company’s fiscal quarters and terminating 24 hours after the Company publicly announces its results for such fiscal quarter.

          (h)  “Registrable Securities” means the shares of the Company’s common stock received by the Holders pursuant to the Merger Agreement by virtue of their ownership of shares of the capital stock of ThinAirApps, or issuable in respect thereof upon any conversion, stock split, stock dividend, recapitalization, merger or other reorganization; provided, however, that securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer in a public distribution or a public securities transaction.

          (i)  “Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

(j) “Rule 144” means Rule 144 of the Securities Act.

          (k)  “Registration Expenses” means all expenses, except Selling Expenses, incurred by the Company in complying with Section 5 hereof, including without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, and all reasonable fees and disbursements of one counsel for the Holders, not to exceed $5,000.

(l) “Resale Registration Statement” means a registration statement on Form S-3 under the Securities Act, or any successor form.

          (m)  “Securities Act” means the Securities Act of 1933, as amended, or any successor federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

(n) “Selling Expenses” means selling commissions or similar fees and stock transfer taxes applicable to the securities registered by the Holders.

(o) “Violation” means an offer or sale made by a person other than the Company at any time other than during a Permitted Window.

          2.    Restrictions on Transferability.    The Registrable Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Holders will cause any proposed purchaser, assignee, transferee or pledgee of any such securities held by the Holders or transferee to agree to take and hold such securities subject to the restrictions and upon the conditions specified in this Agreement, including, without limitation, the restrictions set forth in Section 4.

          3.    Restrictive Legend.    Each certificate representing the Registrable Securities shall be stamped or otherwise imprinted with the following or similar legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR QUALIFIED UNDER ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED,

ASSIGNED OR HYPOTHECATED UNLESS THERE IS (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES, OR (B) A VALID EXEMPTION THEREFROM AND THE CORPORATION OR ITS TRANSFER AGENT RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO IT, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS OF ANY APPLICABLE STATE SECURITIES LAW.

          In addition, the Company may place on the certificates representing Registrable Securities any other legends required by applicable law.

          The Holders consent to the making of a notation by the Company on its records and giving instructions to any transfer agent of its common stock in order to implement the restrictions on transfer established in this Agreement, including without limitation, the instruction to impose a stop transfer order on the Registrable Securities during a Black-Out Period.

          4.    Notice of Proposed Transfers.    The Holders agree to comply in all respects with the provisions of this Section 4. Without in any way limiting the immediately preceding sentence or the provisions of Section 2, no sale, assignment, transfer or pledge (other than (i) a sale made pursuant to a registration statement filed under the Securities Act and declared effective by the Commission for which no stop order has been issued and is then existing or (ii) a sale made in accordance with the applicable provisions of Rule 144) of Registrable Securities shall be made by the Holders to any person unless such person shall first agree in writing to be bound by the restrictions of this Agreement, including, without limitation, this Section 4. Prior to any proposed sale, assignment, transfer or pledge of any Registrable Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and, if requested by the Company, the holder shall also provide, at such holder’s expense, a written opinion of legal counsel (who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company) addressed to the Company, to the effect that the proposed transfer of the Registrable Securities may be effected without registration under the Securities Act and under applicable state securities laws and regulations. Upon delivery to the Company of such notice and, if required, such opinion, the holder of such Registrable Securities shall be entitled to transfer such Registrable Securities in accordance with the terms of such notice. The Company agrees that it shall not request such an opinion of counsel with respect to (i) a transfer not involving a change in beneficial ownership, (ii) a transaction involving the transfer, without consideration, of Registrable Securities by an individual Holder during such Holder’s lifetime by way of gift or on death by will or the laws of descent and distribution, or (iii) a transaction involving the transfer, without consideration, of Registrable Securities by a partnership, limited liability company or corporation to its partners, members or shareholders, as the case may be. Each certificate evidencing the Registrable Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144 or pursuant to an effective registration statement, the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and counsel for the Company, such legend is not required in order to establish or ensure compliance with the provisions of the Securities Act.

          5.    Registration on Form S-3.

          (a)  Registration.    Pursuant to the Section 6.1(e) of the Merger Agreement, as soon as practicable after the Closing Date (as defined in the Merger Agreement), but in any event prior to the close of business on the second business day following the Closing Date, the Company shall file with the SEC a Resale Registration Statement to provide for the resale by the Holders of the Registrable Securities and will use its commercially reasonable efforts to cause such Resale Registration Statement to become effective as promptly as reasonably practicable thereafter; provided that the Company shall not request the SEC to accelerate the effective date of the Resale Registration Statement until it has been authorized to do so by the Stockholder Representative. The Company shall, subject to Section 5(b), use its commercially reasonable efforts to keep such Resale Registration Statement effective until all of the Registrable Securities have been sold. The Company shall use its commercially reasonable efforts to notify the Holders in writing not less than two (2) calendar days prior to the commencement and ending of a Black-Out Period, other than a Quarterly Blackout Period.

          (b)  Limitations on Registration and Sale of Registrable Securities.    Notwithstanding anything in this Agreement to the contrary, the Company’s obligations and the Holders’ rights under this Section 5 are subject to the limitations and qualifications set forth below, which may be waived in writing by the Company.

          (i)  The Company will not be required to use its commercially reasonable efforts to cause such Resale Registration Statement to become effective until at least one (1) business day after the earlier of (A) the date the Company publicly discloses operating results for its fiscal quarter ended November 30, 2001 and (B) December 31, 2001.

          (ii)  The Company shall not be required to register any of the Registrable Securities acquired by any Holder if such Holder has not completed, executed and delivered to the Company this Agreement and the Selling Stockholder Questionnaire prior to the time that the Company requests the SEC to accelerate the effective date of the Resale Registration Statement (it being understood that if a Holder has not completed, executed and delivered to the Company this Agreement and the Selling Stockholder Questionnaire prior to the time the Company files the Resale Registration Statement with the SEC, but does complete, execute and deliver to the Company this Agreement and the Selling Stockholder Questionnaire prior to the time the Company requests the SEC to accelerate the effective date of the Resale Registration Statement, the Company will file a pre-effective amendment to the Resale Registration Statement to so include such Holder and such Holder’s Registrable Securities in the Resale Registration Statement prior to so requesting the SEC to accelerate the effective date of the Resale Registration Statement).

          (iii)  The Company shall have no obligation to keep effective a registration statement hereunder following such time as all of the Holders are eligible to sell all of their Registrable Securities in any three-month period under the applicable provisions of Rule 144.

(iv) The Holders will sell Registrable Securities pursuant to a registration effected hereunder only during a Permitted Window.

          (v)  If the Company furnishes to the Holders a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company stating that, in the good faith reasonable judgment of the Chief Executive Officer or Chief Financial Officer, after consultation with the Company’s advisors and the Board of Directors of the Company, it would be seriously detrimental to the Company for the Resale Registration Statement to be effected, or for a Permitted Window to be in effect, due to (A) the existence of a material development or potential material development involving the Company that the Company would be obligated to disclose in the prospectus contained in the Resale Registration Statement, which premature disclosure, in the good faith judgment of the Board of Directors, would reasonably be expected to have an adverse effect on the Company or otherwise be inadvisable or (B) the existence of other facts or circumstances as a result of which the prospectus contained or to be contained in the Resale Registration Statement includes or would include an untrue statement of a material fact or omits or would omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or then existing, then the Company may defer the filing of the Resale Registration Statement or delay the commencement of a Permitted Window or may effect an early termination of a Permitted Window that has commenced, as the case may be, until the earlier of (1) the date on which such material information is disclosed to the public or ceases to be material or (2) up to 45 calendar days after the date of the certificate delivered pursuant to this Section 5(b)(v); provided, however, that in no event shall the delay of a Permitted Window or the termination of a Permitted Window pursuant to this Section 5(b)(v) extend for longer than (x) an aggregate of 30 calendar days within the first 90 calendar days following the effective date of the Resale Registration Statement or (y) an aggregate of 90 calendar days during any 12-month period. The Holders shall keep the fact and content of any notice relating to the commencement or termination of a Black-Out Period or Permitted Window, and the event or circumstances giving rise to any such notice, confidential; provided, the Holders may disclose the fact and content of any such notice to its advisors and as otherwise required by law.

(c) Registration Procedures. In connection with any registration required under this Agreement, the Company shall take the actions set forth below.

          (i)  The Company shall notify the Holders in writing promptly of any stop order issued or threatened by the Commission or other suspension of effectiveness of the Resale Registration Statement and will take commercially reasonable actions necessary or appropriate to prevent the entry of such stop order or to remove it as soon as practicable if entered and will notify the Holders in writing promptly of the resolution of such situation.

          (ii)  The Company shall furnish to each Holder of Registrable Securities covered by the Resale Registration Statement filed pursuant to this Agreement (A) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, one copy of the Resale Registration Statement and any amendment thereto, each prospectus and each amendment or supplement thereto, and, as promptly as practicable after the date of effectiveness of the Resale Registration Statement or any amendment thereto, a written notice stating that the Resale Registration Statement or amendment thereto has been declared effective, and (B) such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such registration statement, in conformity with the requirements of the Securities Act, and such other documents as any such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder. Such delivery of documents pursuant to (B) above shall be made by the Company within three (3) trading days of receipt of a request therefor from any Holder.

          (iii)  The Company shall use its commercially reasonable efforts to register or qualify the Registrable Securities under the securities or “blue sky” laws of each State of the United States of America as any of the Holders of the Registrable Securities covered by a registration statement filed hereunder may reasonably request, and shall do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such States of the Registrable Securities owned by the Holders; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(c)(iii), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

          (iv)  The Company shall immediately notify the Holders in writing of the happening of any event which comes to the Company’s attention if, as a result of such event, the prospectus included in the Resale Registration Statement, as then in effect, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall as soon as reasonably practicable prepare and furnish to each Holder and file with the Commission a supplement or amendment to such prospectus or registration statement or take such other action so that such prospectus or registration statement will no longer contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (v)  The Company shall hold in confidence and not make any disclosure of information concerning the Holders provided to the Company pursuant to this Agreement unless (A) disclosure of such information is necessary to comply with federal or state securities laws, (B) disclosure of such information is necessary to avoid or correct a misstatement or omission in the Resale Registration Statement, (C) release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (D) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (E) the Holders consent to the form and content of any such disclosure.

          (vi)  The Company shall provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration and shall instruct the transfer agent that upon sale of such Registrable Securities that no legend need be placed on the certificate of such person who purchased the Registrable Securities pursuant to the Resale Registration Statement.

          6.    Other Registration Rights.    The Holders acknowledge that certain other securityholders of the Company may now or hereafter have registration rights, and that such other securityholders may be entitled to sell their securities at the same time, or pursuant to the same registration, as the Holders hereunder.

          7.    Expenses of Registration.    All Registration Expenses incurred in connection with the Company’s obligations hereunder shall be borne by the Company. All Selling Expenses relating to securities proposed to be registered hereunder and all other registration expenses shall be borne by the Holders.

          8.    Indemnification.

          (a)  The Company will indemnify each Holder, each of its officers and directors, employees, partners, advisors and agents, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, from and against any and all expenses, claims, losses, damages or liabilities (or actions or proceedings in respect thereof), including, without limitation, reasonable legal fees and expenses and reasonable costs of investigating, preparing, compromising or defending against any litigation, commenced or threatened, or any claim whatsoever and all amounts paid in settlement of any such claim or litigation (provided that the Company has consented in writing to any such settlement) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, preliminary prospectus, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other applicable securities law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities and, in either case, the Company will reimburse each Indemnified Party, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, defending or settling (provided that the Company has consented in writing to any such settlement) any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement of material fact or omission or alleged untrue statement or omission of a material fact, made in reliance upon and contained in written information furnished to the Company by an instrument duly executed by such Holder or its controlling person or agent, and stated to be specifically for use therein; and provided, further, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus, such indemnity agreement shall not inure to the benefit of any person, if a copy of the final prospectus or an amended or supplemented prospectus, as applicable, was furnished to the Holders or an underwriter within the period of time required by the Securities Act, and if the final prospectus or the amended or supplemented prospectus, as applicable, would have cured the defect giving rise to the loss, liability, claim or damage. In no event, however, shall the Company have any indemnification obligation to any Indemnified Party to the extent that the expenses, claims, losses, damages or liabilities as to which indemnification is sought by such party are in connection with a Violation by such party.

          (b)  Each Holder, severally and not jointly, will indemnify the Company, each of its directors and officers, employees, partners, advisors and agents and each person controlling the Company within the meaning of Section 15 of the Securities Act from and against any and all claims, losses, damages and liabilities (or actions or proceedings in respect thereof) arising out of or based on (i) a Violation by any such Holder or (ii) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement effected pursuant to this Agreement, prospectus, preliminary prospectus, offering circular or other document incident to any such registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party, for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, but, in the case of clause (ii) above, only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in reliance upon and contained in written information furnished to the Company by an instrument furnished by such Holder or controlling person or their agent and stated to be specifically for use therein; provided, however, that the foregoing indemnity is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus, such indemnity agreement shall not inure to the benefit of any person, if a copy of the final prospectus or an amended or supplemented prospectus, as applicable, was not furnished by the Company to such Holder or underwriter within the time period required by the Securities Act, and if the final prospectus, as amended or supplemented, as applicable, would have cured the defect giving rise to the loss, liability, claim or damage; provided, that in no event will any indemnity under this Section 8(b) exceed the gross proceeds from the sale of Registrable Securities received by such Holder.

          (c)  Each Indemnified Party shall give written notice to the Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that (i) counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such party’s expense, (ii) that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action, and then only to the extent that such Indemnifying Party is materially prejudiced, and (iii) that the Indemnifying Party shall not assume the defense for matters as to which, in the reasonable opinion of counsel retained by the Indemnified Party, there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation and a covenant not to sue or (ii) includes admission of fault by the Indemnified Party. The indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

          9.    Information by Holders.    Each Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by it and the distribution proposed by such Holder as the Company may request in writing and as shall be required in connection with any registration referred to in this Agreement. Notwithstanding anything contained herein to the contrary, the Company shall have no obligation to file or effect any Resale Registration Statement hereunder prior to its receipt of such information.

          10.    Rule 144 Reporting.    With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration the Company agrees to use commercially reasonable efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144; and

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

          11.    Transfer of Registration Rights.    The rights to cause the Company to register securities granted to the Holders under Section 5 may not be assigned without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed prior to the effective date of the Resale Registration Statement.

          12.    Amendment.    Except as otherwise provided above, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and a majority in interest of the Holders.

          13.    Governing Law.    This Agreement shall be governed in all respects by the laws of the State of California, without regard to conflict of laws provisions.

          14.    Entire Agreement.    This Agreement and the Merger Agreement constitute the full and entire understanding and Agreement among the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, all other agreements regarding the registration rights of the Holders shall hereby expire. The provisions hereof shall inure to the benefit of, and be binding upon the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

          15.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

          (a)  if to a Holder, to the address or facsimile number provided under the name of each such Holder on the signature pages hereto or at such other address as any Holder shall have furnished to the Company.

(b) if to the Company, to:

Palm, Inc.
5470 Great America Parkway
Santa Clara, California 95052
Attention: General Counsel
Telephone No.: (408) 326-9000
Facsimile No.: (408) 326-9003

or at such other address or facsimile number as the Company shall have furnished to the Holders, with a copy to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304-1050
Attention: Katharine A. Martin, Esq.
Telephone No.: (650) 493-9300
Facsimile No.: (650) 493-6811

          Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when actually delivered as provided above, if delivered personally or by messenger, or, on the day shown on the return receipt, if sent by mail or other delivery service.

          16.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

PALM, INC.

By	: /s/ Todd Bradley

Todd Bradley
Executive Vice President

          IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

HOLDERS

/s/	Jonathan R. Oakes

Jonathan R. Oakes
25 Leroy Street, Apt 20
New York, NY 10014
Fax:

/s/	James C. Venturi

James C. Venturi
142 East 13th Street, Apt #3N
New York, NY 10003
Fax:

/s/	Nathan Freitas

Nathan Freitas
20 Avenue C, Apt 3A
New York, NY 10009
Fax:

/s/	Colin Bailey

Colin Bailey
R.D. 6 Scaife Road
Sewickley, PA 15143
Fax:

/s/	T. Ronald Casper and Bonnie J. Casper

T. Ronald Casper and Bonnie J. Casper
(JT W/ROS)
743 Chestnut Road
Sewickley, PA 15143
Fax:

          IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

HOLDERS

/s/    D. SCOTT BROWN AND ROBERT VENTURI

D. Scott Brown and Robert Venturi
(JT W/ROS)
4236 Main Street
Philadelphia, PA 19127
Fax: (215) 487-2520

/s/    HOWELL A. BREEDLOVE

Howell A. Breedlove
2015 Blairmont Drive
Pittsburgh, PA 15241
Fax: (412) 831-7044

/s/    RICHARD A. GAUGH AND CAROL A. GAUGH

Richard A. Gaugh and Carol A. Gaugh
(JT W/ROS)
6 Ghost Crab Circle
Savannah, GA 31411
Fax:

/s/    WILLIAM W. HASTINGS

William W. Hastings
P.O. Box 260
515 Broad Street
Sewickley, PA 15143
Fax: +44/344 788 302

/s/    JOHN S. OAKES

John S. Oakes
3601 Abbott Avenue
Minneapolis, MN 55409
Fax: (612) 667-4982

          IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

HOLDERS

/s/    LINDA M. THEIR AND J. JAY THEIR

Lin	da M. Their and J. Jay Their
(TE	N COM)
316	Guyasuta Road
Pit	tsburgh, PA 15215
Fax	:

/s/    BARBARA KELLY VESSA

Ba	rbara Kelly Vessa
46	Castle Ridge Road
Ma	nhasset, NY 11030
Fax	: (576) 627-0696

BR	ADFORD CAPITAL PARTNERS
600	Grant Street, Suite 4606
Pit	tsburgh, PA 15219-2702
Fax: (412) 471-4562

By	: /s/ DAVID H. KROPP

Na	me: David H. Kropp

Tit	le: President

WP	W III CAPITAL LIMITED PARTNERSHIP
c/o	Skye Management, Inc.,
101	Southbend Court
Lo	veland, OH 45140
Fax	: (513) 774-9443

By	: /s/ WARREN P. WILLIAMSON, III

Na	me: Warren P. Williamson, III

Tit	le: President WPW III Capital Inc. and
Ge	neral Partner of WPW III Capital L.P.

          IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

HOLDERS

CO	RNERSTONE CAPITAL ADVISORS LTD.
PR	OFIT SHARING RETIREMENT PLAN
F/B	/O: J. GARVIN WARDEN
Tw	o Gateway Center, Suite 390
603	Stanwix
Pit	tsburgh, PA 15222
Fax:

By	: /s/ J. GARVIN WARDEN

Na	me: J. Garvin Warden

Tit	le:

TH	INAIR-PHOENIX PARTNERS, L.P.
c/o	Cornerstone Capital Advisers Ltd.,
Tw	o Gateway Center, Suite 390
603	Stanwix
Pit	tsburgh, PA 15222
Fax	: (412) 263-2878

By	: /s/ T. RONALD CASPER

Na	me: T. Ronald Casper

Tit	le: General Partner

SA	FEGUARD 2000 CAPITAL, L.P.
c/o	Safeguard Scientifics, Inc.,
800	The Safeguard Building
435	Devon Park Drive
Wa	yne, PA 19087
Fax	: (610) 293-0601

By	: /s/ N. JEFFREY KLAVDER

Na	me: N. Jeffrey Klavder

Tit	le: Vice President

          IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

HOLDERS

ARNOLD BIAS PRODUCTS, INC.
591 Broadway, 6B
New York, NY 10012
Fax	: (212) 966-5253

By	: /s/ SETH A. HAUSEN

Na	me: Seth A. Hausen

Tit	le: Vice President

ZERO TO FIVE, LLC
Safeguard Campus
435 Devon Park Drive, Suite 415
Wayne, PA 19087
Fax	: (610) 254-4269

By	: /s/ SANTIAGO PUJADAS

Na	me: Santiago Pujadas

Tit	le: Chief Executive Officer

/s/    Noah Green

Noah Green
295 Greenwich Street, 11-G
New York, NY 10007
Fax
/s/    William Meyer

William Meyer
317 President Street, Apt. 2
Brooklyn, NY 11231
Fax

/s/    Tijger Tsou

Tijger Tsou
221-223 E 11th Street, Apt 1D
NY, NY 10003
Fax

/s/    Evan Simeone

Evan Simeone
17 Stuyvesant Street, #6
New York, NY 10003
Fax	:
/s/    Christian Anderson

Christian Anderson
316 East 6th Street, Apt 3
NY, NY 10003
Fax	:

/s/    Andrew Breen

Andrew Breen
6 Charles Street, Apt. C
NY, NY 10014
Fax	:
/s/    Shane Conneely

Shane Conneely
204 Bloomfield Street, #1
Hoboken, NJ 07030
Fax	:
/s/    William Eisner

William Eisner
36 W 26th Street, Apt. 3
NY, NY 10010
Fax	: (212) 343-5000

/s/    Ian Geller

Ian Geller
65 E. 11th Street, Apt 2-B
NY, NY 10003
Fax	: (212) 343-5050